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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the incorporation by reference in this registration statement of
Hayes Corporation on form S-3 (File No.    ) of our report dated February 25,
1998, on our audits of the consolidated financial statements of Hayes Corporation and Subsidiaries as of December 31, 1996 and January 3, 1998, and for the year ended September 30, 1995, the three months ended December 31, 1995, and the years ended December 31, 1996 and January 3, 1998 and of our report dated April 30, 1997, except for Note 18, as to which the date is November 12, 1997, on our audits of the consolidated financial statements of Hayes Corporation and Subsidiaries as of December 31, 1995 and 1996, and for the years ended September 30, 1994 and 1995, the three months ended December 31, 1995, and the year ended December 31, 1996, which reports are incorporated by reference herein. We also consent to the reference to our firm under the caption "Experts".


                                             /s/ COOPERS & LYBRAND L.L.P.


                                              COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
May 15, 1998



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